

Q1 2024 Earnings Call

February 7, 2024

Forward-Looking Statements

The statements in this presentation by RGC Resources, Inc. (the "Company") that are not historical facts constitute "forward-looking statements" made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include the Company's expectations regarding earnings per share, EBITDA, future expansion opportunities, natural gas reserves and potential discoverable natural gas reserves, technological advances in natural gas production, comparison of natural gas consumption and natural gas production, cost of natural gas, including relativity to other fuel sources, demand for natural gas, possibility of system expansion, general potential for customer growth, relationship of Company with primary regulator, future capital expenditures, current and future economic growth, estimated completion dates for Mountain Valley Pipeline ("MVP") and MVP Southgate milestones, potential of MVP to provide additional source of natural gas, additional capacity to meet future demands, increased capital spending and area expansion opportunity, potential new customers and growth rates in potential expansion area. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results may differ materially from those expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, financial challenges affecting expected earnings per share and EBITDA; technical, political or regulatory issues with natural gas exploration, production or transportation; impact of increased natural gas demand on natural gas prices; relative cost of alternative fuel sources; lower demand for natural gas; regulatory, legal, technical, political or economic issues frustrating system or area expansion; regulatory, legal, technical, political or economic issues that may affect MVP; delay in completion of MVP; increase in cost to complete MVP, including increases in cost of raw materials or labor due to economic factors or regulatory issues such as tariffs; economic challenges that may affect the service area generally and customer growth or demand and deterioration of relationship with primary regulator, and those risk factors described in the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which is available at www.sec.gov and on the Company's website at www.rgcresources.com.

The statements made in this presentation are based on information available to the Company as of the date on the cover of this presentation and the Company undertakes no obligation to update any of the forward-looking statements after the date of this presentation.

Agenda

- Operational and Financial Highlights
- 2024 Outlook
- Questions

Customers and Infrastructure

Expansion

- 0.7 miles main
- 185 services

- 63,219 total customers



Average Customers for 12 months ended December 31,
63,000
62,800
62,600
62,400
62,200
62,000
61,800
61,600
61,400
61,200
61,000
62,155
62,724
62,629
62,780
2020
2021
2022
2023

Q1 Gas Volumes


DTHs Delivered
Q1 2024
Q1 2023
Thousands
1,600
1,400
1,200
1,000
800
600
400
200
-
Residential
Commercial
Industrial

Q1 2024 vs Q1 2023

Total Volumes	(9%)
Commercial & Industrial Volumes	(4%)
Heating Degree Days	(19%)

Roanoke Gas Q1 CapEx


$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
Millions
2023
2022


MVP Growth
$0.3
Customer
Growth & System
Expansion
$1.5
Other
Capital
$1.3
SAVE Rider
$2.2

$2.2 million or
29.6% decrease

Consolidated Financial Results

For the periods ended December 31,

(Presented in thousands, except per share data)

	Three Months Ended	
	2023	2022
Operating revenues	$ 24,419	$ 33,282
Operating expenses	17,767	27,738
Operating income	6,652	5,544
Equity in earnings of unconsolidated affiliate	1,468	1
Other income, net	121	75
Interest expense	1,637	1,369
Income before income taxes	6,604	4,251
Income tax expense	1,584	995
Net income	**$ 5,020**	**$ 3,256**
Basic earnings per share	**$ 0.50**	**$ 0.33**
Diluted earnings per share	**$ 0.50**	**$ 0.33**

2024 Outlook

- Roanoke Gas Capital
- MVP
- EPS



2024 CapEx Forecast


18%
11%
40%
31%

SAVE & Renewals	$ 8.6
Utility Upgrades	6.5
Customer Growth & System Expansion	3.8
MVP Growth	2.4
Total	$21.3

MVP

- Project Status
- Roanoke Gas Interconnects



Earnings Per Share



$1.20
$1.14
$1.08
$1.02
$0.96
$0.90
$1.14
$1.16
$1.10
2023 Actual
2024 Forecast
Dividend
Payout Ratio:
69%
73%
EPS
Range

RGC Resources™